Exhibit 10.5

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

OF

SEBRING SOFTWARE, LLC

$___________	__________, 2010

SEBRING SOFTWARE, LLC., a Florida limited liability company (the “Company”), for value received, hereby promises to pay to _____________________________ (the “Noteholder”), at _____________________, or assigns, the sum of ___________________ Thousand Dollars ($___________), or such other or greater amount as may be outstanding, plus interest accrued on unpaid principal, compounded annually (computed on the basis of the actual number of days elapsed and on the basis of a 365-day year), at a rate of twelve percent (12%) per annum, calculated from the date of this Convertible Promissory Note (this “Note”) until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof).  The principal amount of this Note shall be payable at the principal offices of Noteholder or by mail to the registered address of the holder of this Note (unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note) on the earliest to occur of (i) ________, 2011 (the “Maturity Date”), or (ii) an Event of Default.  Interest accrued under this Note shall be payable within fifteen (15) days of the end of each calendar quarter in either cash or shares of the Company’s common membership interests (“Shares”) at the Company’s sole option.  If the Company elects to pay interest in Shares, the Noteholder shall receive such number of shares as equals the amount of interest due and payable divided by the Conversion Price as defined in Section 1.5 below. Notwithstanding anything to the contrary contained in this introductory paragraph, in the event the Company is merged with or into or acquired by a public company (a “Public Event”) during the term of this Note, then, on the first (1st) day of each month, beginning in the seventh (7th) full calendar month following the Public Event (the “Start Date”), the Noteholder shall have the right to either (a) receive a payment equal to one-sixth (1/6th) of the principal outstanding on the Start Date (the “Monthly Principal Amount”) or (b) convert the Monthly Principal Amount in accordance with Section 2 of this Note until such time as the outstanding principal under this Note has been repaid in full.

The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

1.           Definitions.  The following definitions shall apply for all purposes of this Note:

1.1           “Company” shall mean the Company as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.2           “Conversion Date” shall mean the date on which, pursuant to Sections 2 and 3 hereof, Noteholder exercises its right to convert this Note into the Conversion Stock at the Note Conversion Price.

1.3           “Conversion Stock” shall mean the Company’s common shares of membership interests.  The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term “Conversion Stock” shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

1.4           “Next Equity Financing” shall mean any equity financing or financings which occur after the date hereof and on or prior to the Maturity Date in which the gross proceeds received by the Company, or its successor in interest, meet or exceed $4,000,000.

1.5           “Note Conversion Price” shall equal the lesser of (i) seventy-five percent (75%) of the price per share paid by investors in a Next Equity Financing or (ii) either (a) if the Company has forty-five million (45,000,000) or more shares issued and outstanding then $0.75 per share, or (b) if the Company has less than forty-five million (45,000,000) shares issued and outstanding then a price per share determined by dividing 45,000,000 by the product of the number of shares issued and outstanding after the closing of a Public Event multiplied by $0.75.

1.6           “Noteholder,” “holder,” or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.           Conversion.

(a)  Conversion of Note.  At any time beginning on the first Start Date and prior to payment in full of the outstanding principal balance of this Note, Noteholder shall have the right on the first (1st) day of each calendar month, at the holder’s option, to convert the Monthly Principal Amount, into Conversion Stock at the Note Conversion Price.  Conversion under this Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of the Company.

(b)  Prepayment of Note.  This Note may be prepaid in full or in part at any time without penalty upon ten (10) days written notice to Noteholder.

3.           Issuance of Conversion Stock.  As soon as practicable after conversion of this Note, (i) the Company will at its expense, cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company and as may be provided for in any applicable contracts between the Holder and the Company), together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note; and (ii) the Noteholder will, if conversion is pursuant to a Next Equity Financing, execute and deliver such documents as executed by other investors in the Next Equity Financing (“Financing Agreements”).  Such conversion shall be deemed to have been made (A) under Section 2 above and (B) immediately prior to the close of business on the date that the Note shall have been surrendered for conversion, provided that the Financing Agreement has been executed and delivered by Noteholder to the Company.  No fractional shares will be issued upon conversion of this Note.  If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

4.           Adjustments and Reservation of Shares.  The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

4.1           Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of the Company’s capital stock, then, and in each such case, Noteholder, upon conversion of this Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion on the Conversion Date, the right to receive the securities of the Company to which such holder would have been entitled if such holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

4.2   Adjustment for Dividends and Distributions.  In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this Note) that is payable in (a) securities of the Company other than capital stock or (b) any other assets, then, and in each such case, Noteholder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

4.3   Adjustment for Reorganization, Consolidation, Merger.  In the event of any reorganization after the date of this Note, or in the event, after such date, the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, Noteholder, upon the conversion of this Note (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Noteholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Noteholder a supplement hereto acknowledging such corporation’s obligations under this Note.  In each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

4.4           Conversion of Stock.  In the event that all of the authorized Conversion Stock of the Company is converted, pursuant to the Company’s Articles of Organization, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then Noteholder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the “Former Number of Shares of Conversion Stock”), the stock and other securities and property to which such Noteholder would have been entitled to receive upon the Termination Date if such holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

4.5           Notice of Adjustments.  The Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder’s address as shown on the Company’s books.  The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.6           No Change Necessary.  The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.

4.7           Reservation of Stock.  The Company will, as soon as practicable, take all necessary corporate action and obtain all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note.  If at any time the number of authorized but unissued Conversion Stock or other securities shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Conversion Stock or other securities to such number of shares of Conversion Stock or other securities as shall be sufficient for such purpose.

5.           Fully Paid Shares.  All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

6.           No Rights or Liabilities as Stockholder.  This Note does not by itself entitle Noteholder to any voting rights or other rights as a stockholder of the Company.  In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a stockholder of the Company for any purpose.

7.           Corporate Action; No Impairment.  The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Noteholder under this Note against wrongful impairment.

8.           Default.  Five (5) days after written notice from Noteholder to the Company for monetary defaults and ten (10) days after written notice from Noteholder to the Company for non-monetary defaults, if such defaults are not cured within such five (5) day or ten day (10) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

a.           Default in Payment.  If Company fails to make any payment due and payable under the terms of this Note, and such payment shall not have been made within five (5) days of Company’s receipt of Noteholder’s written notice to Company of such failure to pay;

b.           Representations and Warranties.  If any of the representations and warranties made by Company herein or in the Subscription Agreement (as defined in Section 9 below), or any other document executed in connection therewith shall be false or misleading in any material respect;

c.           Breach Under the Loan Agreement.  If any other material breach shall have occurred under the Subscription Agreement;

d.           Dissolution.  If the Company is dissolved, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

e.           Voluntary Bankruptcy or Insolvency Proceedings. If Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of any of its creditors, (iii) be dissolved or liquidated in full or in part, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

f.           Involuntary Bankruptcy or Insolvency Proceedings.  If proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

In the event of an Event of Default under this Section 8, Noteholder shall, in addition to any other remedies allowed by law, by written notice to the Company, be entitled to accelerate all unpaid principal and interest under this Note.  Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

9.             Subscription Agreement.  This Note is issued pursuant to a subscription agreement dated as of the date of this Note (the “Subscription Agreement”), between Noteholder of the Note and Company, and is incorporated herein by this reference.

10.           Waiver and Amendment.  ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED ONLY WITH THE WRITTEN CONSENT OF BOTH THE COMPANY AND NOTEHOLDER.

11.           Assignment; Binding upon Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

12.           Construction of Note.  The terms of this Note have been negotiated by the Company, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either Company or Noteholder.  Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note.  The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

13.           Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

(i) If to Noteholder:
________________
________________
________________
(ii) If to Company:

Sebring Software, LLC
1400 Cattlemen Rd
Building Unit D
Sarasota, FL 34232
Attention: Leif Andersen, CEO

or to such other address as may have been furnished to the other party in writing pursuant to this Section 13, except that notices of change of address shall only be effective upon receipt.

14.           Governing Law.  This Note shall be governed by and construed under the internal laws of the United States and the State of Florida as applied to agreements among Florida residents entered into and to be performed entirely within Florida, without reference to principles of conflict of laws or choice of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

SEBRING SOFTWARE, LLC

By: ________________
Name: ________________
Its: ________________